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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)	On March 2, 2015, Barnwell Industries, Inc. held an annual meeting of stockholders.

(b)           At the meeting, stockholders voted on the election of directors and the ratification of KPMG, LLP as the independent auditors for fiscal year 2015.  A total of 7,540,786 shares of Barnwell’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. All nominees were elected and the ratification of KPMG LLP as the independent auditors for fiscal year 2015 was approved.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Directors

Morton H. Kinzler	4,631,492	1,714,952		1,194,342
Martin Anderson	4,519,199	1,827,245		1,194,342
Murray C. Gardner	4,548,643	1,797,801		1,194,342
Alexander C. Kinzler	4,634,546	1,711,898		1,194,342
Russell M. Gifford	4,614,392	1,732,052		1,194,342
Diane G. Kranz	4,552,069	1,794,375		1,194,342
Kevin K. Takata	4,554,469	1,791,975		1,194,342
Ahron H. Haspel	4,547,257	1,799,187		1,194,342
Robert J. Inglima, Jr.	4,554,669	1,791,775		1,194,342
James S. Barnwell III	4,552,057	1,794,387		1,194,342

2. Ratification of Independent Auditors	6,063,712	1,469,909	7,165	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 2, 2015

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer